EXHIBIT 23.2

Consent of Ernst & Young LLP

Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2004, in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-111289) and related Prospectus of salesforce.com, inc. for the registration of 11,500,000 shares of its common stock.

/S/    ERNST & YOUNG LLP

Palo Alto, California

June 21, 2004